UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                             January 26, 2016

CD INTERNATIONAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 363-7333

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 26, 2016, the Board of Directors of CD International Enterprises, Inc. (the "Company") approved adoption of an insider trading policy (the "Policy"), effective immediately.  The Policy provides the standards that Company personnel are required to adhere to with regard to trading of the Company's securities while in possession of material non-public information. The Policy prohibits or restricts trading by directors, officers, employees, consultants of the Company and its subsidiaries, and any other listed by the Company under the Policy in certain circumstances. For more details about the Policy, please refer to Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(a)-(c) Not applicable.

(d)	Exhibits:

Exhibit No.	Description
99.1	Insider Trading Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD International Enterprises, Inc.

Date: January 26, 2016	By: /s/ Yuejian (James) Wang
Yuejian (James) Wang, PhD., Chief Executive Officer